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                                                                     Exhibit 3.4


                                     BYLAWS

                                       OF

                            FABRICATED PRODUCTS, INC.

                             A Delaware Corporation


                                    ARTICLE I

                                     Offices

      1. Registered Office. The registered office of the corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

      2. Other Offices. The corporation may have other offices either within or outside the State of Delaware.


                                   ARTICLE II

                                  Stockholders

      1. Annual Meeting. The annual meeting of stockholders shall be held each year at such time and place as is designated by the board of directors. The purpose of the meeting shall be to elect directors and transact any other proper business.

      2. Special Meetings. A special meeting of stockholders may be called at any time by the board of directors, by the president, or upon written request by the holders of at least 25% of the stock entitled to vote with respect to the business to be transacted at the meeting. No business or corporate actions shall be taken at a special meeting other than those stated in the notice of the meeting.

      3. Notice of Meetings. At least 10 days and not more than 60 days before any meeting of stockholders, written notice stating the time and place of the meeting, and also its purpose in the case of a special meeting, shall be delivered personally to, or mailed with postage prepaid to the last known address of, each stockholder of record entitled to vote at the meeting.

      If a meeting is adjourned to another time or place, notice of the adjourned meeting must be given to all the stockholders entitled to vote at the adjourned meeting if (i) the adjournment is for more than 30 days, (ii) a new record date is fixed for the adjourned meeting, or (iii) the time and place of the adjourned meeting are not announced at the
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meeting at which the adjournment is taken. The stockholders may transact any business at the adjourned meeting which could have been transacted at the original meeting.

      4. Waiver of Notice. A stockholder may waive notice of any or all meetings by delivering to the corporation a written waiver signed by such person. The stockholder may deliver the waiver before, after, or at the time when it is stated to be effective.

      The attendance of a stockholder at any meeting shall be deemed a waiver of notice of the meeting by such person, unless the attendance is only for the purpose of objecting that the meeting was unlawfu1ly convened and the person so objects at the start of the meeting.

      5. Quorum. A majority of the shares entitled to vote, either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at a meeting of stockholders.

      6. Voting. Each share of stock shall entitle the holder of record to one vote. With respect to matters other than the election of directors, the vote of a majority of the shares present in person or represented by proxy shall prevail and be considered an act of the stockholders. A plurality of the same shall be sufficient for the election of directors.

      7. Representation by Proxy. Any stockholder may authorize another person or persons to act for it by proxy in all matters in which the stockholder is entitled to participate. The proxy shall be in writing, dated, and signed by the stockholder or its authorized agent. The proxy shall be valid, unless sooner revoked, until the expiration of the period stated in the proxy, or until 3 years after the date of the proxy if no period is stated. A proxy shall be irrevocable if it so states, but only if and so long as it is coupled with an interest in the stock itself or the corporation in general.

      8. Action by Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a sufficient number of stockholders deliver to the corporation, within a 60-day period, properly executed written consents to the action. A consent shall be properly executed if it is signed by the stockholder, bears the date of signature, and sets forth the action taken. The number of stockholders which is sufficient for this purpose shall be any number which represents at least the minimum number of votes that would be required were the action to be taken at a meeting at which all the shares entitled to vote on the matter were present and voted. Any action taken as described in this paragraph has the same effect as an action taken at a duly called and convened meeting of Stockholders.

      9. Record Date. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders shall be determined in accordance with Article V, paragraph 5.

      10. List of Stockholders. At least 10 days before any meeting of stockholders, the secretary shall make a list of all stockholders entitled to vote at the meeting, arranged in


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alphabetical order and showing each stockholder's address and the number of shares registered in such person's name. The secretary shall make the 1ist available for the inspection of any stockholder for purposes germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours, and at a place within the city where the meeting is to be held which is specified in the notice of the meeting. The list shall also be produced at the meeting and made available for inspection then by any stockholder who is present.


                                   ARTICLE III

                               Board of Directors

      1. General Powers. Subject to any limitations in the certificate of incorporation, the board of directors shall manage and direct the business and affairs of the corporation. The board of directors shall have the authority to fix the compensation of its members.

      2. Number, Election, and Term of Office. The board of directors shall consist of one person. Directors shall be elected at the annual meeting of stockholders for a term of one year, and shall hold office until their successors are elected and qualify, or until their death, resignation, or removal as provided in these bylaws.

      3. Vacancies. Any vacancy in the board of directors occurring by resignation, removal, or otherwise may be filled by the vote of a majority of the remaining directors, though less than a quorum; or by the stockholders at their next annual meeting or a special meeting. Each director so elected shall hold office until his or her successor is elected and qualified.

      4. Resignations. Any director may resign at any time by giving written notice to the corporation. Resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

      5. Removal of Directors. Except as may otherwise be required by statute, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the outstanding stock of the corporation.

      6. Annual and Other Regular Meetings. The board of directors shall meet as soon as practicable after the annual meeting of stockholders. The board shall also hold other regular meetings at the times and places determined from time to time by the board. Notice of annual and other regular meetings need not be given to the directors.

      7. Special Meetings. Special meetings of the board of directors may be called by the president or by any director. Written, oral, or any other mode of notice of the time and place of special meetings shall be given at least 48 hours prior to any such meeting.


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      8. Quorum, Voting, and Manner of Acting. A majority of the directors in office shall constitute a quorum for the transaction of business. Except as otherwise provided in these bylaws, the act of a majority of the directors present shall be the action of the board of directors. The directors shall act only as a board, and the individual directors shall have no power as such.

      9. Action by Consent. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all the directors consent to the action in writing, and the writing is filed with the minutes of the board of directors.

      10. Telephonic Meeting. Any member of the board of directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      11. Committees. The board of directors may, by resolution passed by a majority of the directors in office, designate 1 or more committees, each committee to consist of 1 or more directors who shall serve at the pleasure of the board.

            (a) The board may designate 1 or more directors to act as alternate members of any committee to replace any absent or disqualified member of a committee. If a member is absent or disqualified and an alternate member is not available, the members present at the meeting who are not disqualified from voting may unanimously appoint (whether or not they constitute a quorum) another member of the board of directors to act in the place of the absent or disqualified member.

            (b) The board of directors shall designate by resolution the extent to which the powers and authority of the board may be exercised by a committee; provided, however, that a committee shall not have the power to
      (i) amend the certificate of incorporation: (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease, or exchange of all or substantially all the corporation's property and assets; (iv) recommend to the stockholders a dissolution of the corporation or a revocation of dissolution; (v) amend the bylaws or certificate of incorporation; or (vi) declare a dividend, authorize an issuance of stock, or adopt a certificate of ownership and merger.

            (c) Paragraphs 6 through 10 of this Article III shall also apply to committees.


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                                   ARTICLE IV

                                    Officers

      1. Number and Qualifications. The board of directors shall appoint by resolution the officers of the corporation, who shall consist of a president and a secretary. Other officers, including a chairman of the board, one or more vice presidents, and a treasurer may also be appointed by the board of directors from time to time. Any person may hold two or more offices, and no officer except the chairman of the board need also be a director. Each officer shall hold office until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal. The board of directors shall have authority to fix the compensation of all the officers of the corporation.

      2. Duties. The duties of the officers shall be the duties usually imposed upon such officials of corporations, the duties required by law, and the duties assigned to them by the board of directors. The secretary or his or her delegate shall record in writing all the proceedings of all meetings of stockholders, directors, and committees of directors.

      3. Assistant Officers. An officer may appoint one or more assistant officers if so authorized by the board of directors.

      4. Resignations. Any officer or assistant officer of the corporation may resign at any time by giving written notice of resignation to the corporation. Resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

      5. Removal. The board of directors may remove any officer or assistant officer of the corporation at any time, with or without cause.

      6. Vacancies. Any vacancies in office arising from death, resignation, removal, or otherwise may be filled by the board of directors.


                                    ARTICLE V

                                  Capital Stock

      1. Issuance or Sale by the Corporation. The capital stock of the corporation shall not be issued or sold without authorization by the board of directors. The board shall determine the price at which the corporation will issue or sell its stock, the form of consideration to be paid, the manner of payment, and the value of any consideration paid.

      2. Certificates. Except as provided in paragraph 3 of this Article V, shares of stock in the corporation shall be represented by certificates. Each certificate shall set forth the number of shares registered in the stockholder's name, and shall be signed in the name


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of the corporation by the chairman of the board, the president, or a vice president, and also by the treasurer, the secretary, or an assistant secretary. Any signature on a certificate may be a facsimile. If an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to hold such office before the certificate is issued, the corporation may nonetheless issue the certificate with the same effect as if such person still held the office at the date of issue.

      3. Uncertificated Shares. The board of directors may provide by resolution that any class or series of stock shall be uncertificated. Nonetheless, any holder of uncertificated shares shall be entitled, upon demand, to have a certificate specifying the information and prepared in accordance with paragraph 2 of this Article V.

      4. Transfers of Stock. Shares of stock in the corporation shall be transferable or assignable only on the stock ledger of the corporation and only upon presentation of proper evidence of succession, assignment, or authority to transfer, accompanied with the certificate for the shares (if one was issued) duly endorsed by the holder or its duly authorized attorney; provided, however, that the corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The board of directors may appoint, or authorize any officer to appoint, one or more transfer agents and one or more registrars.

      5. Fixing the Record Date. For the purpose of determining the stockholders entitled to:

            (a) Notice of, or to vote at, any meeting of stockholders or any adjournment of such a meeting;

            (b) Express consent to corporate action in writing without a meeting;

            (c) Receive payment of any dividend or distribution, or allotment of any rights;

            (d) Exercise any rights in respect of any change, conversion, or exchange of stock.

or for any other lawful purpose, the board of directors may fix in advance a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

      If the board of directors does not fix a record date with respect to any meeting, the record date shall occur at the close of business on the day before notice of the meeting is given, or at the close of business on the day prior to the meeting if notice is waived. The record date applicable for any meeting shall also apply to an adjournment of such meeting, unless the board of directors fixes a new record date for the adjourned meeting.

      6. Distribution. Subject to the provisions of statute and the certificate of incorporation, the board of directors may declare distributions with respect to the shares


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of stock of the corporation at any regular or special meeting, and may cause them to be paid in cash, property, or shares of stock of the corporation.

      7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and, except as otherwise provided by the laws of Delaware, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares of stock on the part of any other person.

      8. Lost, Destroyed, or Mutilated Certificates. The board of directors may in its discretion authorize the issuance of one or more new stock certificates in place of any certificate alleged to be lost, stolen, or destroyed. The board may, however, require the holder or its representative to give the corporation a bond sufficient to indemnify it against any claim which might be made against the corporation on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the new certificate.


                                   ARTICLE VI

                                 Indemnification

      1. General. The corporation shall indemnify every person who was or is a party, or is or was threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law. Such indemnification may, in the discretion of the board of directors, include advances of the person's expenses in advance of final disposition of such action, suit, or proceeding, subject to the provisions of any applicable statute.

      2. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

      3. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability incurred by such person in such capacity, or arising out of


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such person's capacity, whether or not the corporation would have the power to indemnify the person against the liability under the provisions of this Article VI.

      4. Definition of "corporation." For the purposes of this Article VI, references to "the corporation" include any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officers, employees, and agents as well as the resulting or surviving corporation. As a result, any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

      5. Survival of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE VII

                                   Amendments

      1. The power to adopt, amend, or repeal any provision of the bylaws is vested in the stockholders of the corporation entitled to vote.

      2. In accordance with the certificate of incorporation, the board of directors is also empowered to adopt, amend, or repeal any provision of the bylaws.


                                  ARTICLE VIII

                               General Provisions

      1. Checks, Notes, Drafts, etc. All checks, notes, drafts, or other orders for the payment of money of the corporation shall be signed, endorsed, or accepted in the name of the corporation by such officers or other persons as front time to time are designated by the board of directors or an officer authorized by the board of directors to make such designation.

      2. Execution of Contracts, Deeds, etc. The board of directors may authorize one or more officers or agents to enter into or execute and deliver, in the name and on behalf of the corporation, any and all deeds, bonds, mortgages, contracts, and other obligations or instruments. Such authority may be general or confined to specific instances.


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      3. Inspection of Books and Records. Any stockholder of record, upon making written demand under oath stating the purpose of the demand, shall have the right to inspect during normal business hours the corporation's stock ledger, its list of stockholders and its other books and records, and to make copies of the same, for any purpose reasonably related to such person's interest as a stockholder.

      4. Seal. The corporation may adopt a seal, which shall be in a form approved by the board of directors.

      5. Fiscal Year. The fiscal year of the corporation shall be the calendar year, or otherwise as fixed by resolution of the board of directors.


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